Exhibit 99.2

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$598,493	$1,730,108
Accounts receivable—affiliates	1,010,501	1,362,466
Prepaid expenses and other	25,572	23,979
Due from affiliates	306,228	1,866,386

Total current assets	1,940,794	4,982,939

Investment in Operating Partnerships	526,608	532,655
Due from affiliates	5,511,211	1,317,862
Other assets	4,725	4,725

Total other assets	6,042,544	1,855,242

Computer and software	300,464	287,998
Furniture and fixtures	91,455	91,455
Less: accumulated depreciation	(335,710)	(312,938)

Net fixed assets	56,209	66,515

Total assets	$8,039,547	$6,904,696

Liabilities and Members’ Equity
Liabilities
Accounts payable	$789,718	$544,062
Accrued distributions	40,000	40,000
Other accrued liabilities	811,755	1,004,451

Total current liabilities	1,641,473	1,588,513

Members’ equity
Series A preferred units	2,900,764	2,971,514
Series C preferred units	1,975,000	1,975,000
Common units	1,515,450	369,669

Total members’ equity	6,391,214	5,316,183

Noncontrolling interests	6,860	—

Total equity	6,398,074	5,316,183

Total liabilities and members’ equity	$8,039,547	$6,904,696

See notes to consolidated financial statements.

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2014	June 30, 2013
Revenue
Acquisition fees	$639,198	$99,323
Property management fees	2,793,589	2,082,511
Asset management fees	2,842,851	2,210,714

Total revenue	6,275,638	4,392,548

Operating expenses
Payroll	2,610,430	2,853,910
Marketing	1,422,128	785,457
General and administrative	485,885	398,753
Professional services	171,759	144,399

Total operating expenses	4,690,202	4,182,519

Other expense
Depreciation	(22,772)	(35,388)
Interest expense	—	(134,255)
Other expense	(68,291)	(21,244)

Net income	1,494,373	19,142
Net loss attributable to noncontrolling interests	3,440	—

Net income attributable to Strategic Storage Holdings, LLC and Subsidiaries	$1,497,813	$19,142

See notes to consolidated financial statements.

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

(Unaudited)

	Common	Series A	Series C	Noncontrolling	Total Members’
	Units	Preferred Units	Preferred Units	Interests	Equity
Balance as of December 31, 2013	$369,669	$2,971,514	$1,975,000	$—	$5,316,183
Distributions	(182,782)	(141,250)	(98,750)	—	(422,782)
Issuance of noncontrolling interests	—	—	—	10,300	10,300
Net income attributable to Strategic Storage Holdings, LLC	1,328,563	70,500	98,750	—	1,497,813
Net loss attributable to the noncontrolling interests	—	—	—	(3,440)	(3,440)

Balance as of June 30, 2014	$1,515,450	$2,900,764	$1,975,000	$6,860	$6,398,074

See notes to consolidated financial statements.

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Cash flows from operating activities
Net income	$1,494,373	$19,142
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	22,772	35,388
Changes in assets and liabilities
Decrease in accounts receivable	351,965	1,083,766
(Increase) decrease in prepaid expenses	(1,593)	14,003
Increase (decrease) in accounts payable	245,656	(90,688)
Decrease in other accrued liabilities	(192,696)	(437,928)

Net cash provided by operating activities	1,920,477	623,683

Cash flows from investing activities
Purchases of fixed assets	(12,466)	(24,076)
Distributions from investment in Operating Partnership	6,047	4,048
Advances to affiliates	(2,633,191)	(230,699)

Net cash used in investing activities	(2,639,610)	(250,727)

Cash flows from financing activities
Distributions paid to preferred unitholders	(240,000)	(241,460)
Distributions paid to common unitholders	(182,782)	—
Issuance of noncontrolling interests	10,300	—
Redemption of preferred units	—	(50,000)

Net cash used in financing activities	(412,482)	(291,460)

Net increase (decrease) in cash and cash equivalents	(1,131,615)	81,496
Cash and cash equivalents, beginning	1,730,108	731,846

Cash and cash equivalents, end	$598,493	$813,342

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$359,089
Supplemental disclosure of noncash financing activity
Total distributions payable	$40,000	$40,000

See notes to consolidated financial statements.

STRATEGIC STORAGE HOLDINGS, LLC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Organization

Strategic Storage Holdings, LLC (“Holdings”) was formed on June 26, 2007 under the laws of the State of Delaware for the purpose of serving as a holding company for Strategic Storage Property Management, LLC (the “Property Manager”) and Strategic Storage Advisor, LLC (the “Advisor”). The Property Manager and Advisor were each formed as wholly-owned subsidiaries on August 13, 2007 as Delaware limited liability companies.

Strategic Capital Holdings, LLC, a majority owner of Holdings, was also the sponsor of the public offerings of SmartStop Self Storage, Inc. (formerly known as Strategic Storage Trust, Inc.), which was formed to acquire, own and operate self storage facilities (“SmartStop”).

On August 24, 2007, the Advisor purchased 100 shares of SmartStop’s common stock for $1,000 and became SmartStop’s initial stockholder. The Advisor also purchased a limited partnership interest in SmartStop Self Storage Operating Partnership, L.P., the operating partnership of SmartStop (the “Operating Partnership”), for $200,000. On March 17, 2008, the Securities and Exchange Commission (the “SEC”) declared SmartStop’s registration statement effective and, on May 22, 2008, SmartStop satisfied the minimum offering requirements of its public offering (the “Offering”) and commenced formal operations.

The Advisor was formed primarily to manage the affairs of SmartStop on a day-to-day basis and to identify and make acquisitions and investments on SmartStop’s behalf under the terms of an advisory agreement (the “Advisory Agreement”). The Advisor derived substantially all of its revenue from fees earned pursuant to the terms of the Advisory Agreement. See Note 4, Related Party Transactions, for additional information.

The Property Manager was formed to manage SmartStop’s self storage properties and derived substantially all of its income from the property management services performed for SmartStop. See Note 4, Related Party Transactions, for additional information.

Through August 31, 2014, Holdings was the sponsor of the initial public offerings of Strategic Storage Growth Trust, Inc. (“SSGT”) and Strategic Storage Trust II, Inc. (“SST II”), each of which were formed to acquire, own, and operate self storage facilities. Through August 31, 2014, Holdings was the sole owner of Strategic Storage Realty Group, LLC (“SSRG”), which was formed on January 7, 2013 for the purpose of serving as a holding company for SS Growth Property Management, LLC, the property manager for SSGT (the “SSGT Property Manager”), SS Growth Advisor, LLC, the advisor for SSGT (the “SSGT Advisor”), Strategic Storage Property Management II, LLC, the property manager for SST II (the “SST II Property Manager”), and Strategic Storage Advisor II, LLC, the advisor for SST II (the “SST II Advisor”), SSRG owns 97.5% of the economic interests and 100% of the voting interests of each of SSGT Advisor and SST II Advisor, with affiliates of the dealer manager of SSGT and SST II owning the remaining 2.5% of the economic interests in these entities.

On May 31, 2013, SSGT Advisor purchased 100 shares of SSGT’s common stock for $1,000 and became SSGT’s initial stockholder. SSGT’s Advisor also purchased a limited partnership interest in SS Growth Operating Partnership, L.P., the operating partnership of SSGT (the “SSGT Operating Partnership”), for $201,000. On June 17, 2013, SSGT commenced a private offering of up to $109.5 million in shares of its common stock to accredited investors only pursuant to a confidential private placement memorandum. On January 22, 2014, SSGT filed a registration statement on form S-11 (SEC File No. 333-193480) for the registration of up to $1.095 billion shares of common stock for sale to the public at a price of $10.00 per share. On May 23, 2014, the minimum offering requirements of the private offering were satisfied and formal operations commenced. As of June 30, 2014, SSGT had issued approximately 143,000 share of common stock in its private offering for gross proceeds of approximately $1.4 million and had not yet been declared effective by the SEC.

SSGT Advisor was formed primarily to manage the affairs of SSGT on a day-to-day basis and to identify and make acquisitions and investments on SSGT’s behalf under the terms of an advisory agreement (the “SSGT Advisory Agreement”). SSGT Advisor will derive substantially all of its revenue from fees earned pursuant to the terms of the SSGT Advisory Agreement. See Note 4, Related Party Transactions, for additional information.

SSGT Property Manager was formed to manage SSGT’s self storage properties and will derive substantially all of its income from the property management services it will perform for SSGT.

On August 2, 2013, SST II Advisor purchased 100 shares of SST II’s common stock for $1,000 and became SST II’s initial stockholder. SST II Advisor also purchased a limited partnership interest in Strategic Storage Operating Partnership II, L.P., the operating partnership of SST II (the “SST II Operating Partnership”), for $200,000. On September 4, 2013, SST II filed a Registration

STRATEGIC STORAGE HOLDINGS, LLC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Statement on Form S-11 (SEC File No. 333-190983) for the registration of up to $1,095,000,000 in shares of common stock for sale to the public, consisting of up to 100,000,000 shares of common stock in the primary offering at a price of $10.00 per share and up to 10,000,000 shares of common stock for sale pursuant to SST II’s distribution reinvestment plan at a price of $9.50 per share. On January 10, 2014, the SEC declared SST II’s registration statement effective and, on May 23, 2014, the minimum offering requirements were satisfied and formal operations commenced. As of June 30, 2014, SST II had issued approximately 265,000 shares of its common stock for gross proceeds of approximately $2.6 million.

On January 10, 2014, SST II Advisor entered into an advisory agreement with SST II (the “SST II Advisory Agreement”), which entitles SST II Advisor to specified fees upon the provision of certain services with regard to SST II’s offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by SST II Advisor on behalf of SST II and reimbursement of certain costs and expenses incurred by SST II Advisor in providing services to SST II. SST II Advisor will derive substantially all of its revenue from fees earned pursuant to the terms of the SST II Advisory Agreement. See Note 4, Related Party Transactions, for additional information.

SST II Property Manager was formed to manage SST II’s self storage properties and will derive substantially all of its income from the property management services it will perform for SST II.

On September 4, 2014, Holdings and the Advisor, entered into a series of transactions, agreements, and amendments to our existing agreements and arrangements (such agreements and amendments hereinafter referred to collectively as the “Self Administration and Investment Management Transaction”), with SmartStop and the Operating Partnership, pursuant to which, effective as of August 31, 2014, Holdings and the Advisor contributed their self storage advisory, asset management, property management and investment management businesses to SmartStop. The Advisor had been responsible for, among other things, managing SmartStop’s affairs on a day-to-day basis and identifying and making acquisitions and investments on SmartStop’s behalf. As a result of the Self Administration and Investment Management Transaction, SmartStop is now self-managed, succeeds to the advisory, asset management and property management arrangements with SST II and SSGT (collectively “the Managed REITs”), and now has the internal capability to originate, structure and manage additional investment products. See Note 8, Subsequent Events, for additional information.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

The financial statements are presented on a consolidated basis and include the accounts of Holdings and its subsidiaries, the Property Manager, the Advisor, SSRG, SSGT Property Manager, SSGT Advisor, SST II Property Manager, and SST II Advisor (collectively, “the Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable and Due from Affiliates

Accounts receivable and due from affiliates are charged to bad debt when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

STRATEGIC STORAGE HOLDINGS, LLC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Amounts due from affiliates also include advances to and costs incurred in pursuit of business opportunities on behalf of affiliated entities that are expected to be reimbursed upon the successful formation or acquisition of the affiliated entity. Such costs and advances are deferred and included in due from affiliates until all efforts to pursue the opportunity are abandoned or the Company has determined such amounts will not be reimbursed, at which time the costs or advances will be charged to operations. See Note 4, Related Party Transactions, for additional information.

Depreciation of Fixed Assets

Depreciation of our fixed assets is charged to expense on a straight-line basis over the estimated useful lives as follows:

Description	Standard Depreciable Life
Computer and software	3 to 5 years
Furniture and fixtures	3 to 5 years

Investments in Managed REITs

The Company, through the various advisors, has investments in SmartStop, the Operating Partnership, SSGT, SSGT Operating Partnership, SST II, and SST II Operating Partnership that are accounted for under the cost method of accounting. Under the cost method of accounting, income is recognized for the amount of distributions received, except that distributions that exceed the Company’s share of each respective operating partnership’s earnings since the date of investment are considered a return of capital and are applied to reduce the carrying value of the investment. Any distributions received in excess of the carrying amount of the investments are recognized as income. As of June 30, 2014, only SmartStop and the Operating Partnership and SST II and the SST II Operating Partnership had made distributions, all of which have been considered a return of capital since the Operating Partnership and SST II Operating Partnership had incurred net losses since their inception.

Under the terms of each respective operating partnership agreement, the Company is prohibited from exchanging, redeeming or otherwise transferring its units for as long as it is acting as the advisor to SmartStop, SSGT, and SST II, respectively. The Company is entitled to distributions with respect to its units in the respective operating partnership that are equivalent to the distributions made to the stockholders of SmartStop, SSGT, and SST II, respectively

Revenue Recognition

The Company recognizes revenue on the accrual basis as earned in accordance with the provisions of the Advisory Agreement and the respective property management agreements with affiliates.

Reimbursement of expenses incurred on behalf of affiliates for which the Company acts as agent are presented on a net basis.

All of the Company’s revenue is currently from advisory, asset management and property management services provided to SmartStop.

Organizational and Offering Costs

The Company has incurred offering costs related to the private placement of the Series A and Series C Preferred Units. Such costs consisted primarily of sales commissions and legal costs. Offering costs are recorded as a reduction of the equity proceeds contributed by the respective Preferred Unit holders.

Organization costs in connection with the formation of the Company were expensed as incurred.

Marketing

The Company expenses marketing costs when incurred. For the six months ended June 30, 2014 and 2013, marketing expense was approximately $1.4 million and $0.8 million, respectively. Included in marketing expense are marketing and sales related expenses paid by the Company on behalf of affiliated entities that are not expected to be reimbursed. See Note 4, Related Party Transactions, for additional information.

STRATEGIC STORAGE HOLDINGS, LLC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Income Taxes

The Company and its subsidiaries have elected to be treated as pass-through entities for income tax purposes and, as such, are not subject to income taxes. Rather, all items of taxable income and deductions are passed through to and are reported by their owners on their respective income tax returns. The Company and its subsidiaries’ federal tax status as pass-through entities is based on their legal status as a limited liability company. Accordingly, the Company and its subsidiaries are not required to take any tax positions in order to qualify as pass-through entities. The Company and its subsidiaries are required to file and do file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these consolidated financial statements do not reflect a provision for income taxes and the Company and its subsidiaries have no other tax positions which must be considered for disclosure. Income tax returns filed by the Company and its subsidiaries are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2010 remain open.

Note 3. Note Payable

On June 2, 2008, the Company entered into a credit agreement with JMP Capital LLC (JMP) for a $2,000,000 non-revolving credit line (the “Credit Line”). The Credit Line matured on June 2, 2011, with the remaining principal balance and all accrued interest due on such date. During 2011, the note payable, including outstanding accrued interest, was repaid in full.

In connection with the execution of the Credit Line agreement, the Company also entered into a Revenue Sharing Agreement with JMP (the “Revenue Agreement”). Under the terms of the Revenue Agreement, the Company committed that upon repayment of the Credit Line in full, the Company would make monthly cash payments to JMP equal to (i) 15% of all the Company’s revenues, as defined, less (ii) the Interest Delta, as defined in the Revenue Agreement. In accordance with the Revenue Agreement, the Company could have bought JMP’s interest in the revenue share at various times, beginning upon the repayment of the Credit Line in full, and at various amounts, through the fifth anniversary of the date that the Credit Line was satisfied in full, which occurred on June 2, 2011. The Company had no further right to buy out JMP’s interest in the Revenue Agreement after the fifth anniversary of the satisfaction of the Credit Line.

In October 2009, the Credit Line agreement was modified such that (i) no further advances would be available to the Company with respect to the Credit Line; (ii) JMP’s revenue share was reduced from 15% to 10%; (iii) the Company’s buy out of JMP’s interest in the revenue share was reduced by 36.875%; and, (iv) the Company would make monthly principal payments of $25,000 beginning January 1, 2010 through June 30, 2010, increasing to $50,000 beginning July 1, 2010, through maturity. In accordance with the Revenue Agreement, the Company incurred none and $134,255, respectively, for the six months ended June 30, 2014 and 2013, which is included in interest expense.

On March 14, 2013, the Company bought out JMP’s interest in the revenue share and has satisfied all of its obligations under the Revenue Agreement and the Revenue Agreement has been terminated.

Note 4. Related Party Transactions

SmartStop Advisory Agreement

The Advisor has executed an Advisory Agreement with SmartStop, which entitles the Advisor to specified fees upon the provision of certain services with regard to SmartStop’s offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by the Advisor on behalf of SmartStop and reimbursement of certain costs and expenses incurred by the Advisor in providing services to SmartStop. On September 27, 2012, the Advisor entered into a Second Amended and Restated Advisory Agreement with SmartStop. The material terms of the Advisory Agreement were not changed. However, certain provisions were added, the most significant of which was a provision restricting SmartStop, during the term of the Advisory Agreement and for a period of two years after the termination of the Advisory Agreement, from soliciting or hiring any employee of, or person performing services on behalf of, the Advisor.

On March 28, 2014, in a series of related transactions, the Advisor entered into an amended and restated advisory agreement (the “Third Amended and Restated Advisory Agreement”) and an amended and restated limited partnership agreement of the Operating Partnership (the “Second Amended and Restated Limited Partnership Agreement”).

STRATEGIC STORAGE HOLDINGS, LLC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Pursuant to the Third Amended and Restated Advisory Agreement, provisions related to various subordinated fees that would be due to the Advisor upon the occurrence of certain events have been removed from such agreement and are now included in the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership. Additionally, the Operating Partnership is now a party to the Third Amended and Restated Advisory Agreement and has provided customary representations and warranties, and the provisions of the Second Amended and Restated Limited Partnership Agreement are incorporated into the Third Amended and Restated Advisory Agreement.

Pursuant to the Second Amended and Restated Limited Partnership Agreement, the Advisor has been granted a special limited partnership interest in the Operating Partnership and is a party to the Second Amended and Restated Limited Partnership Agreement. In addition, provisions related to various subordinated fees that would be due to the Advisor upon the occurrence of certain events have been included in such agreement and are payable as distributions pursuant to the Advisor’s special limited partnership interest. After giving effect to the Second Amended and Restated Limited Partnership Agreement, the Advisor may be entitled to receive various subordinated distributions, each of which are outlined further in the Second Amended and Restated Limited Partnership Agreement, if SmartStop (1) lists its shares of common stock on a national exchange, (2) terminates its advisory agreement, (3) liquidates its portfolio, or (4) enters into an Extraordinary Transaction, as defined in such agreement. In the case of each of the foregoing distributions, the Advisor’s receipt of the distribution is subordinate to return of capital to SmartStop’s stockholders plus at least a 6% cumulative, non-compounded return, and the Advisor’s share of the distribution is 5%, 10%, or 15%, depending on the return level to SmartStop’s stockholders. In addition, the Advisor may be entitled to a one-time cash distribution in the event that SmartStop (1) lists its shares of common stock on a national exchange, (2) liquidates its portfolio, or (3) enters into an Extraordinary Transaction resulting in a return to SmartStop’s stockholders in excess of an amount per share that will be determined by SmartStop’s independent directors. Such one-time cash distribution will be paid as part of the complete redemption of the Advisor’s special limited partnership interest in the Operating Partnership and will be up to the aggregate amount of all unreturned and unreimbursed capital invested by the Advisor and its affiliates in SmartStop, the Operating Partnership, the Advisor and affiliates, relating in any way to SmartStop’s business or the Operating Partnership’s business or any offering.

The Advisor is entitled to receive an acquisition fee equal to 2.5% of the contract purchase price of each property acquired by SmartStop plus reimbursement of acquisition expenses incurred by the Company. During the six months ended June 30, 2014 and 2013, acquisition fees earned were approximately $0.6 million and $0.1 million, respectively, of which none remained unpaid as of June 30, 2014.

The Advisor is entitled to receive a monthly fee for its services in managing SmartStop’s assets (exclusive of assets acquired in affiliated transactions) equal to 0.0833% of the aggregate asset value, as defined, calculated on a monthly basis; provided, however, that if the average of the aggregate asset value, as defined, of assets exceeds $500 million, the monthly asset management fee shall be reduced to 0.0625% of the average of the aggregate asset value, as defined, of those assets exceeding $500 million unless the modified funds from operations (as defined in the Advisory Agreement), including payment of the fee, is greater than 100% of SmartStop’s distributions in any month. In addition, the Advisor is entitled to receive up to one-half of the total commission paid, but not to exceed 3%, upon the sale of any asset by SmartStop as long as the Advisor provides substantial assistance with the sale with such fee being subordinated to SmartStop’s stockholders receiving a 6% cumulative, noncompounded annual return on their invested capital. During the six months ended June 30, 2013, the Advisor permanently waived asset management fees related to the Stockade Portfolio totaling approximately $0.3 million. Such amounts were not waived during the six months ended June 30, 2014. During the six months ended June 30, 2014 and 2013, asset management fees of approximately $2.8 million and $2.2 million, respectively, were earned, of which approximately $0.5 million remain outstanding and are included in accounts receivable—affiliates on the consolidated balance sheet as of June 30, 2014.

The Advisory Agreement provides for reimbursement of the Advisor’s direct and indirect costs of providing administrative and management services to SmartStop. Such reimbursements are allocated expenses reported on a net basis. Beginning October 1, 2009 (four fiscal quarters after the acquisition of SmartStop’s first real estate asset), the Advisor must pay or reimburse SmartStop the amount by which the aggregate operating expenses exceed the greater of 2% of SmartStop’s average invested assets or 25% of SmartStop’s net income, as defined, unless a majority of SmartStop’s independent directors determine that such excess expenses were justified based on unusual and nonrecurring factors. During the six months ended June 30, 2013, the Advisor permanently waived certain reimbursable indirect costs, primarily payroll and related overhead costs, related to administrative and management services, totaling approximately $0.6 million. Such costs were not waived during the six months ended June 30, 2014. Additionally, for the six months ended June 30, 2014 and 2013, the Advisor incurred operating costs on behalf of SmartStop totaling approximately $0.6 million and $22,000, respectively, and such amounts were not waived.

STRATEGIC STORAGE HOLDINGS, LLC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Certain organization and offering costs of SmartStop’s Offering were being paid by the Advisor on behalf of SmartStop. SmartStop was required to reimburse the Advisor for such organization and offering costs; provided, however, the Advisor must reimburse SmartStop within 60 days after the end of the month in which the Offering terminates to the extent SmartStop paid or reimbursed organization and offering costs in excess of 3.5% of the gross offering proceeds from SmartStop’s Offering. If at any point in time SmartStop determines that the total organization and offering costs are expected to exceed 3.5% of the gross proceeds anticipated to be received from the Offering, the excess will be classified as an additional capital contribution from the Advisor to SmartStop. Subsequent to the termination of SmartStop’s Offering on September 22, 2013, we have determined that organization and offering costs did not exceed 3.5% of the gross proceeds from SmartStop’s Offering. During the six months ended June 30, 2013, the Advisor incurred approximately $0.2 million of offering costs on SmartStop’s behalf. There were no offering costs incurred for the six months ended June 30, 2014, as SmartStop’s Offering was closed.

Property Management Agreement

The Property Manager will be entitled to receive a fee for its services in managing SmartStop’s properties, generally equal to 6.0% of the gross revenues from the properties plus reimbursement of the direct costs of managing the properties under the property management agreement. In the event that the Property Manager assists with the development or redevelopment of a property, SmartStop may pay a separate market-based fee for such services. On September 27, 2012, SmartStop’s board of directors approved revisions to our property management agreements that will be entered into with respect to properties acquired after that date and will be entered into as our current property management agreements are renewed. The revisions include increasing the term to three years, with automatic three-year extensions; revising the property owner’s obligation to reimburse the Property Manager for certain expenses; the addition of a construction management fee, as defined; the addition of a tenant insurance administrative fee; adding a non-solicitation provision; and adding a provision regarding the Property Manager’s use of trademarks and other intellectual property owned by Holdings. During the six months ended June 30, 2014 and 2013, our Property Manager permanently waived certain costs, reimbursements and fees totaling approximately $0.4 million and $0.3 million, respectively. During the six months ended June 30, 2014 and 2013, property management fees totaling approximately $2.8 million and $2.1 million, respectively, were earned, of which approximately $0.5 million remain outstanding and are included in accounts receivable—affiliates on the consolidated balance sheet as of June 30, 2014.

Due from Affiliates - Current

As of June 30, 2014 and December 31, 2013, due from affiliate – current includes approximately $0.3 million and $0.4 million, respectively, due from SmartStop, related to the reimbursement of operating expenses.

As of June 30, 2014 and December 31, 2013, due from affiliate – current includes approximately $5,000 and $22,000, respectively, due from various affiliates related to the reimbursement of operating expenses.

As of December 31, 2013, due from affiliates—current includes approximately $0.4 million and $1.0 million due from SSGT and SST II, respectively, which amounts relate to organization and offering expenses incurred by the Company and its affiliates on behalf of the respective companies.

Due from Affiliates - Noncurrent

As of June 30, 2014 and December 31, 2013, due from affiliates—other includes approximately $1.5 million and $1.3 million, respectively, due from Strategic Capital Holdings, LLC and its affiliates. Due from affiliates—noncurrent balances are noninterest bearing and are not expected to be collected on a current basis.

As of June 30, 2014, due from affiliates—other includes approximately $1.5 million and $2.5 million due from SSGT and SST II, respectively, which amounts primarily relate to organization and offering expenses incurred by the Company and its affiliates on behalf of the respective companies.

Affiliates Marketing and Sales Expenses

The Company has paid marketing and sales expenses related to the common stock offerings of SmartStop, SST II and SSGT on behalf of affiliated entities for which the Company is not going to be reimbursed. During the six months ended June 30, 2014 and

STRATEGIC STORAGE HOLDINGS, LLC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

2013, the Company expensed approximately $1.4 million and $0.8 million, respectively, of such costs which are included in marketing expense on the accompanying consolidated statements of income.

SSGT Advisory Agreement

On June 17, 2013, SSGT Advisor entered into an advisory agreement with SSGT and SSGT Operating Partnership, which entitled SSGT Advisor to specified fees upon the provision of certain services with regard to SSGT’s private offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by SSGT Advisor on behalf of SSGT and reimbursement of certain costs and expenses incurred by SSGT Advisor in providing services to SSGT. On December 10, 2013, SSGT Advisor entered into an Amended and Restated Advisory Agreement with SSGT and SSGT Operating Partnership, which was further amended on February 5, 2014.

As of June 30, 2014 and December 31, 2013, approximately $1.5 million and $0.4 million, respectively, was due from SSGT which primarily relate to organization and offering expenses incurred by the Company and its affiliates on behalf of SSGT.

SST II Advisory Agreement

On January 10, 2014, SST II Advisor entered into an advisory agreement with SST II and SST II Operating Partnership, which entitled SST II Advisor to specified fees upon the provision of certain services with regard to SST II’s offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by SST II Advisor on behalf of SST II and reimbursement of certain costs and expenses incurred by SST II Advisor in providing services to SST II.

As of June 30, 2014 and December 31, 2013, approximately $2.5 million and $1.0 million, respectively, was due from SST II which primarily relate to organization and offering expenses incurred by the Company and its affiliates on behalf of SST II.

Note 5. Members’ Equity

Common Units

Since inception, the Company has authorized and issued three classes of common units pursuant to its operating agreement. Class A Common Units representing approximately 75% interest in the Company were issued to Strategic Capital Holdings, the managing member. Remaining 25% interests represented by Class B and Class C Common Units have been issued to certain members of management and other individuals. Class A Common Units vest immediately, Class B Common Units are subject to forfeiture in accordance with a two year vesting schedule, as defined in the operating agreement and Class C Common Units are subject to forfeiture in accordance with a four year vesting schedule, as defined in the operating agreement.

Except as provided in the operating agreement, no member may assign, sell, encumber or otherwise transfer all or any part of their units without the prior written consent of the managing member.

Preferred Units

The Company offered 300,000 Series A Preferred Units for a total of $3,000,000, which units are convertible on a one-for-one basis into Class A Common Units beginning on January 1, 2011 and are entitled to preferred return of 10% per annum, accruing monthly in arrears and computed on a 360-day per year basis (the “Series A Preferred Return”). Each Series A Preferred Unit shall automatically be converted into one Class A Common Unit upon a change of control event, as defined in the operating agreement. In addition any time after June 30, 2011, the Company shall have the right to redeem all of the Series A Preferred Units by making a cash payment to each holder equal to the sum of (i) the unreturned capital contribution, (ii) any unpaid Series A Preferred Return, and (iii) any applicable call premium, as defined in the operating agreement. As of June 30, 2014, the Company had 282,499 of Series A Preferred Units outstanding. In September 2014, the Company redeemed all outstanding Series A Preferred Units. See Note 8, Subsequent Events, for additional information.

During 2009, the Company began offering up to 300,000 Series C Preferred Units for up to $3,000,000. The Series C Preferred Units are entitled to a preferred return of 10% per annum, accruing monthly in arrears and computed on a 360-day per year basis (the “Series C Preferred Return”). At any time the Company may call the Series C Preferred Units for redemption by making a cash

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payment to each holder equal to the sum of (i) the unreturned capital contribution, (ii) any unpaid Series C Preferred Return, and (iii) any applicable call premium, as defined in the operating agreement. In addition, holders of the Series C Preferred Units who have held their units for at least one year may, subject to the restrictions defined in the operating agreement, present such units to the Company for redemption. The Company may, in its sole and absolute discretion, repurchase units annually in accordance with the terms and limitations provided for in the operating agreement. As of June 30, 2014, the Company had 197,500 of Series C Preferred Units outstanding. In September 2014, the Company redeemed all outstanding Series C Preferred Units. See Note 8, Subsequent Events, for additional information.

Distributions of Net Cash Flow

The Company shall distribute Net Cash Flow, as defined in the operating agreement, within 30 days following the close of each calendar quarter in the following order of priority:

(i)	First, to the holders of Preferred Units in proportion to and to the extent of the excess of their cumulative Preferred Return as of the date of distribution over the cumulative distributions previously made to them; and

(ii)	Second, to the holders of Common Units in proportion to their respective ownership percentages.

Upon dissolution of the Company, distributions shall be made in accordance with Section 19.1 of the operating agreement.

Note 6. Lease Obligations

The Company shares office space in its corporate offices in Ladera Ranch, California with various affiliates. Such costs are allocated between the affiliated entities based upon estimated usage. Rent expense allocated to the Company for the six months ended June 30, 2014 and 2013 was approximately $63,000 and $65,000, respectively.

Note 7. Concentration of Credit Risk

The Company maintains its cash balances in several accounts in one bank. At times, these balances may exceed the federal insurance limits; however, the Company has not experienced any losses with respect to its bank balances in excess of government provided insurance. The Company believes that no significant concentration of credit risk exists with respect to these cash balances at June 30, 2014.

Note 8. Subsequent Events

Self Administration and Investment Management Transaction

Overview

On September 4, 2014, Holdings and the Advisor, entered into a series of transactions, agreements, and amendments to our existing agreements and arrangements (such agreements and amendments hereinafter referred to collectively as the “Self Administration and Investment Management Transaction”), with SmartStop and the Operating Partnership, pursuant to which, effective as of August 31, 2014, Holdings and the Advisor contributed their self storage advisory, asset management, property management and investment management businesses to SmartStop. The Advisor had been responsible for, among other things, managing SmartStop’s affairs on a day-to-day basis and identifying and making acquisitions and investments on SmartStop’s behalf. As a result of the Self Administration and Investment Management Transaction, SmartStop is now self-managed, succeeds to the advisory, asset management and property management arrangements with SST II and SSGT (collectively “the Managed REITs”), and now has the internal capability to originate, structure and manage additional investment products.

Holdings Contribution Agreement

On September 4, 2014, SmartStop along with the Operating Partnership, as Contributee, and Holdings, as Contributor, entered into a Contribution Agreement (the “Holdings Contribution Agreement”) whereby, effective August 31, 2014, the Operating Partnership acquired substantially all of Holdings’ operating assets, including (a) Holdings’ 100% membership interests in (i) the Property Manager, (ii) Strategic Storage Opportunities, LLC, (iii) Strategic Storage Realty Group, LLC, the parent company of the advisor and property manager for SST II and SSGT, respectively, and (iv) Strategic Capital Markets Group, LLC, which owns a 15% non-voting equity interest in Select Capital Corporation, SmartStop’s former dealer manager and the current dealer manager for SST

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II and SSGT, (b) all equipment, furnishings, fixtures, computer equipment and certain other personal property as set forth in the Holdings Contribution Agreement, (c) all intellectual property, goodwill, licenses and sublicenses granted and obtained with respect thereto (including all rights to the “SmartStop®” brand and “Strategic Storage®” related trademarks), (d) all of Holdings’ Software as defined in the Holdings Contribution Agreement, (e) all of Holdings’ processes, practices, procedures and workforce (including a fully integrated operations team of approximately 300 self storage and other professionals), and (f) certain other assets as set forth in the Holdings Contribution Agreement, in exchange for $18 million in cash and 773,395 units of limited partnership in the Operating Partnership (“OP Units”).

The Holdings Contribution Agreement contains customary representations, warranties, covenants and agreements of SmartStop, the Operating Partnership and Holdings.

Termination of Advisor Agreements and Contribution of Special Limited Partnership Interests

On September 4, 2014, SmartStop along the Operating Partnership entered into a Termination of Advisory Agreement (the “Advisory Agreement Termination”) with the Advisor. Pursuant to the Advisory Agreement Termination, the Advisory Agreement was terminated, effective August 31, 2014, and is of no further force and effect.

On September 4, 2014, pursuant to a limited partner interest contribution agreement (the “Limited Partner Interest Contribution Agreement”), by and among the Operating Partnership, USA Self Storage Operating Partnership, LP (“REIT I Operating Partnership”), USA SS REIT II Operating Partnership, L.P. (“REIT II Operating Partnership”), the Advisor, REIT I Advisor and REIT II Advisor, (1) the Advisor contributed its special limited partner interest in the Operating Partnership to the Operating Partnership in exchange for 659,696 OP Units and 691,876 Class B Limited Partnership Units of the Operating Partnership (“Class B Units”), (2) REIT I Advisor contributed both its special limited partner interest in the Operating Partnership and its Class B limited partnership units in REIT I Operating Partnership to the Operating Partnership in exchange for 102,846 OP Units and 107,863 Class B Units, and (3) REIT II Advisor contributed both its special limited partner interest in the Operating Partnership and its Class B limited partnership units in REIT II Operating Partnership to the Operating Partnership in exchange for 30,188 OP Units and 31,660 Class B Units.

As a result of the Limited Partner Interest Contribution Agreement, the Advisor, REIT I Advisor, and REIT II Advisor no longer have a special limited partner interest in the Operating Partnership, REIT I Operating Partnership or REIT II Operating Partnership; however, the Advisor, REIT I Advisor and REIT II Advisor will now hold OP Units and Class B Units in the Operating Partnership. The Class B Units shall have the following rights, preferences and limitations:

•	The Class B Units shall be converted on a per unit basis into OP Units at the later of (i) two years from the date of issuance, or (ii) the date on which the OP Units have a fully diluted estimated net asset value per unit (after giving effect to the conversion of the Class B Units) exceeding $10.81, calculated in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association (IPA) in April 2013 (the “IPA Guidelines”); provided, however, that the estimated net asset value per unit shall take into account the value of the assets acquired by the Operating Partnership, pursuant to the Holdings Contribution Agreement;

•	The Class B Units shall be automatically converted into OP Units in the event of a change in control or listing event (with market value in a listing measured by the average closing price during a 30-day period commencing at any time between 180 days and 540 days following listing) at a price in excess of $10.81 per share;

•	The Class B Units shall only be converted to the extent that, after giving effect to such conversion, the value of a share in the event of a change in control or listing event is greater than $10.81;

•	The Class B Units shall have no distribution rights and, hence, will receive no distributions prior to their conversion to OP Units; and

•	The Class B Units shall have no voting rights, except for approval rights for any amendments to the rights and obligations of the Class B Units.

The Limited Partner Interest Contribution Agreement contained various customary representations and warranties.

Amendments to Operating Partnership Agreements

On September 4, 2014, SmartStop entered into a Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”), which amends and supersedes the Second Amended and Restated Limited Partnership Agreement (the “Former OP Agreement”). In addition, REIT I entered into Amendment No. 2 to the Agreement of Limited Partnership of REIT I Operating Partnership (the “REIT I OP Agreement Amendment”), and REIT II entered into

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Amendment No. 2 to the Agreement of Limited Partnership of REIT II Operating Partnership (the “REIT II OP Agreement Amendment”).

As a result of the entry into the above-described Limited Partner Interest Contribution Agreement and the Operating Partnership Agreement, the REIT I OP Agreement Amendment, and the REIT II OP Agreement Amendment, (1) references to the special limited partner interests previously held by the Advisor, REIT I Advisor, and REIT II Advisor in each of the respective operating partnerships have been removed from the respective agreements, in connection with the exchange of such interests pursuant to the Limited Partner Interest Contribution Agreement, and (2) provisions related to the subordinated incentive distributions payable to the special limited partners pursuant to the special limited partnership interests have been removed from the respective agreements. Accordingly, SmartStop and the Operating Partnership will no longer have any obligation to make the distributions of Net Sale Proceeds, Subordinated Incentive Listing Distribution, Subordinated Distribution Due Upon Extraordinary Transaction or Subordinated Distribution Due Upon Termination (each as defined in the Former OP Agreement).

Agreement Regarding Acquisition Fees

SmartStop, the Operating Partnership and Holdings agreed that for a period of six months following the closing of the Self Administration and Investment Management Transaction, subject to certain extensions, Holdings, as the parent company of the Advisor and former ultimate parent company of Strategic Storage Advisor II, LLC, the advisor to SST II, and SS Growth Advisor, LLC, the advisor to SSGT, will retain any and all acquisition fees that would have been due under their respective advisory agreements (“Acquisition Fee Tail Agreement”) with respect to any properties whose acquisition was pending, under contract, or was otherwise in process as of the closing of the Self Administration and Investment Management Transaction. The parties agreed that the first $2.0 million in such acquisition fees otherwise payable will be deferred until the payout ratio (as defined in the agreement and calculated to include the payment of any portion of the deferred fees that Holdings is entitled to be paid) is 100% or less for any quarterly period.

Registration Rights, Lock-up and Indemnification Agreements

In connection with the issuance of (i) OP Units to Holdings, the Advisor, REIT I Advisor and REIT II Advisor pursuant to the terms of the Holdings Contribution Agreement and the Limited Partner Interest Contribution Agreement, as applicable, and (ii) Class B Units, which are convertible into OP Units, to the Advisor, REIT I Advisor, REIT II Advisor, pursuant to the Limited Partner Interest Contribution Agreement, SmartStop entered into a registration rights agreement (the “Registration Rights Agreement”) with Holdings, the Advisor, REIT I Advisor and REIT II Advisor. Under the Registration Rights Agreement, SmartStop agreed to file, no later than six months following the date upon which SmartStop’s common stock becomes available for trading pursuant to the initial listing of such common stock on a national securities exchange, as such term is defined under the Exchange Act, and use commercially reasonable efforts to cause to become effective as soon as practicable thereafter, a registration statement for the offering on a continuous or delayed basis in the future covering resales of shares of SmartStop’s common stock that may be acquired by Holdings, the Advisor, REIT I Advisor or REIT II Advisor in connection with the exercise by them of the exchange rights associated with the OP Units.

Pursuant to the terms of the Holdings Contribution Agreement and Limited Partner Interest Contribution Agreement, none of Holdings, the Advisor, the REIT I Advisor or the REIT II Advisor may transfer for a period of two years any of (a) the OP Units or Class B Units it receives pursuant to the Holdings Contribution Agreement or the Limited Partner Interest Contribution Agreement, as applicable, or (b) any shares of SmartStop’s common stock held by any of them upon exchange of the OP Units or Class B Units pursuant to the provisions of the Operating Partnership Agreement, except for certain permitted transfers, and, upon a change in control, such restrictions on transfer shall terminate.

Pursuant to the contribution agreements discussed above, Holdings, the Advisor, REIT I Advisor and REIT II Advisor (collectively, the “Contributors”) agreed to indemnify SmartStop for losses incurred by SmartStop arising from or relating to (i) a breach of any representation, warranty, covenant or agreement made by the Contributors in any of their respective contribution agreements or other Self Administration and Investment Management Transaction documents; (ii) the excluded assets; and (iii) the excluded liabilities. The Contributors are not required to provide indemnification under the contribution agreements until aggregate losses incurred by SmartStop exceed $140,000, and then only to the extent of such losses over $140,000, but the maximum amount the Contributors are required to pay SmartStop for losses pursuant to such indemnification obligations is $2.1 million. SmartStop agreed to indemnify the Contributors for losses incurred by the Contributors arising from or relating to (i) a breach of any representation, warranty, covenant or agreement made by SmartStop in any of the contribution agreements or other Self Administration and Investment Management Transaction documents; (ii) the ownership or operation of the contributed assets after the closing of the Self Administration and Investment Management Transaction; and (iii) the assumed liabilities.

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Preferred Units

On September 15, 2014, we redeemed all outstanding Series A Preferred Units and Series C Preferred Units for approximately $2.9 million and $2.0 million, respectively.